UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2020

MASTECH DIGITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-34099	26-2753540
(Commission File Number)	(IRS Employer Identification No.)

1305 Cherrington Parkway, Suite 400 Moon Township, PA	15108
(Address of Principal Executive Offices)	(Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MHH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2020, Mastech Digital, Inc. (the “Company”) entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”) with Ashok Trivedi, in his individual capacity and as trustee of the Ashok K. Trivedi Revocable Trust (the “Trivedi Trust”), Sunil Wadhwani, in his individual capacity and as trustee of The Revocable Declaration of Trust of Sunil Wadhwani (together with the Trivedi Trust, the “Founder Trusts”), and certain affiliates (the “Founder Affiliates”) of Messrs. Trivedi and Wadhwani (collectively, the “Holders”). The A&R Registration Rights Agreement amends and restates in its entirety the prior registration rights agreement the Company entered into on July 13, 2017 with the Founder Trusts (the “Original Agreement”) and provides Messrs. Trivedi and Wadhwani and the Founder Affiliates with the same registration rights as those provided to the Founder Trusts.

Pursuant to the terms of the A&R Registration Rights Agreement, the Company is required, upon receipt of a written request from a Holder (a “Demand Request”), to use commercially reasonable efforts to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 45 days of receipt of a Demand Request to register the resale of the registrable securities requested to be registered by the requesting Holders and to use commercially reasonable efforts to have such registration statement declared effective within 90 days after it is filed with the SEC. The A&R Registration Rights Agreement also provides the Holders certain piggy-back registration rights for the registrable securities they hold in the event the Company proposes to file certain registration statements with the SEC. The A&R Registration Rights Agreement further provides that in the event a Holder desires to offer and/or sell registrable securities on a block trade or underwritten basis without substantial marketing efforts prior to pricing (a “Block Trade”), the Company will use its reasonable best efforts to facilitate such Block Trade.

Messrs. Trivedi and Wadhwani are each a co-founder and director of the Company and, together with their affiliates (including the Founder Trusts and Founder Affiliates), collectively own as of the date of this report approximately 59.8% of the issued and outstanding shares of the Company’s common stock, $0.01 par value per share.

The foregoing description of the A&R Registration Rights Agreement is qualified in its entirety by the terms of the A&R Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosures set forth above in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Registration Rights Agreement, dated September 17, 2020, by and among Mastech Digital, Inc., Ashok Trivedi, in his individual capacity and as trustee of the Ashok K. Trivedi Revocable Trust, STP L.P., Edani L.P., Riveda L.P., Sunil Wadhwani, in his individual capacity and as trustee of The Revocable Declaration of Trust of Sunil Wadhwani, Wadhwani Partners No. 1 L.P. and Wadhwani Partners No. 2 L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH DIGITAL, INC.

By:	/s/ John J. Cronin, Jr.
Name:	John J. Cronin, Jr.
Title:	Chief Financial Officer

September 22, 2020